As filed with the Securities and Exchange Commission on December 9, 1998

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                        UNION FINANCIAL SERVICES-1, INC.
             (Exact name of registrant as specified in its charter)
       ------------------------------------------------------------------

         Nevada                                                86-0817755
      -------------                                           -------------
     (State or other                                       (I.R.S. Employer
     jurisdiction of                                       Identification No.)
     incorporation or
      organization)

 6991 East Camelback Road, Suite B290, Scottsdale,Arizona 85251, (602) 947-7703
--------------------------------------------------------------------------------
               (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


                        Stephen F. Butterfield, President
                        Union Financial Services-1, Inc.
 6991 East Camelback Road, Suite B290, Scottsdale, Arizona 85251, (602) 947-7703
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                   Copies To:

                             Thomas H. Duncan, Esq.
                             Ballard Spahr Andrews & Ingersoll
                             1225 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                             (303) 292-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x]

               Registration No. 333-08929
               Registration No. 333-28551

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

----------------------- -------------- ------------------ --------------------- ===============
 Title of each class of  Amount to be   Proposed maximum     Proposed maximum     Amount of
    securities to be     registered    offering price per   aggregate offering   registration
       registered                            unit                price(1)           fee(2)
----------------------- -------------- ------------------ --------------------- ===============
         Notes           $170,660,000         100%             $170,660,000        $47,443
----------------------- -------------- ------------------ --------------------- ===============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Registration fee is calculated on the basis of $278 per million offered.

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the exhibits described therein. Registrant hereby declares that the contents of Registration Statement No. 333-08929 and Registration Statement No. 333-28551 are incorporated in this Registration Statement by reference.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 3, 1998.


                                          UNION FINANCIAL SERVICES-1, INC.,
                                            a Nevada corporation



                                          By /s/ Stephen F. Butterfield
                                             ----------------------------
                                             Stephen F. Butterfield, President

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                Title                           Date
      ---------------           -------------                     -------

/s/ Michael S. Dunlap        Chairman of the Board            December 3, 1998
--------------------------   (Principal Executive Officer)
Michael S. Dunlap


/s/ Stephen F. Butterfield   President and Director           December 3, 1998
--------------------------
Stephen F. Butterfield


/s/ Ronald W. Page           Vice-President, Secretary,       December 3, 1998
------------------           Treasurer and Director
Ronald W. Page               (Principal Financial and
                             Accounting Officer)


Ross Wilcox                  Director                         December 3, 1998


Dr. Paul Hoff                Director                         December 3, 1998

                                    Exhibits


1.      Consent of Kutak Rock

2.      Consent of Ballard Spahr Andrews & Ingersoll, LLP

3.      Consent of KPMG Peat Marwick LLP